EXHIBIT 5
Mark A. Weiss
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6457
E-MAIL: mweiss@kmklaw.com
November 26, 2008
Meridian Bioscience, Inc.
3471 River Hills Drive
Cincinnati, OH 45244-3091
Dear Ladies and Gentlemen:
     We have acted as counsel for Meridian Bioscience, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333- ) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (a) shares of common stock (the “Common Stock”) of the Company; (b) shares of preferred stock (the “Preferred Stock”) of the Company; (c) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and US Bank, National Association, as trustee, for any and all securities issued under the Indenture (the “Trustee”); (d) Warrants of the Company to purchase Debt Securities or Common Stock (the “Warrants”), which may be issued pursuant to a warrant agreement between the Company and a warrant agent to be named therein (the “Warrant Agreement”); (e) depository shares representing a fraction or a multiple of a share of a particular series of Preferred Stock (the “Depository Shares”); and (f) any combination of the foregoing securities that may be offered in the form of units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).
     We have, as counsel, examined such corporate records, certificates of public officials and officers of the Company and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon representations of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
Based solely upon the foregoing, we are of the opinion that:

(1)	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, such shares of Common Stock will be validly issued, fully-paid and non-assessable.

(2)	Upon designation of the relative rights, preferences and limitations of a series of Preferred Stock by the Board of Directors of the Company, and the proper filing of articles of amendment to the Company’s Articles of Incorporation, as amended, setting forth the terms of the Preferred Stock has been filed with the Secretary of State of the State of Ohio, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)	When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities or Officers’ Certificate (as defined in the Indenture) establishing the terms of such series of Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

(4)	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement, and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

(5)	When (i) the terms of the issuance and sale of the Depositary Shares shall have been duly authorized by all necessary corporate action of the Company, (ii) the number of Depositary Shares issued by the Company at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by the Company’s Articles of Incorporation, as amended and (iii) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Depositary Shares will be validly issued, fully paid and nonassessable.

(6)	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
     The foregoing opinion is limited to the General Corporation Law of the State of Ohio.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours, KEATING MUETHING & KLEKAMP PLL
By:	/s/ Mark A. Weiss
Mark A. Weiss

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